Exhibit 99.2


                                   FORM 11-K


(Mark One)
  [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           December 31, 2003
                          -----------------------------------------------------
                                            OR
  [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
       SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               --------------------   --------------------
Commission file number             1-10312
                      ---------------------------------------------------------









              SYNOVUS FINANCIAL CORP. DIRECTOR STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2003, 2002, and 2001

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Plan Administrator
Synovus Financial Corp. Director
   Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2003 and 2002, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2003 and 2002, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.




/s/KPMG LLP



March 12, 2004

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2003 and 2002

                                    Assets                                                2003                  2002
                                                                                   -------------------   -------------------
Common stock of Synovus Financial Corp. at market value -
     2,355,286 shares (cost $23,958,032) in 2003 and
     2,506,568 shares (cost $22,782,686) in 2002 (note 2)                       $       68,114,873            48,627,422
Dividends receivable                                                                       382,930               356,126
                                                                                   -------------------   -------------------
                                                                                $       68,497,803            48,983,548
                                                                                   ===================   ===================
                          Liabilities and Plan Equity

Plan equity (605 and 567 participants in 2003 and 2002,
     respectively)                                                              $       68,497,803            48,983,548
                                                                                   ===================   ===================

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2003 and 2002

                                                                    2003                  2002                  2001
                                                              ------------------    ------------------    ------------------
Dividend income                                            $       1,602,239             1,416,585             1,260,072
Realized gain on distributions to participants
     (note 5)                                                      4,951,277             2,566,158             7,142,245
Unrealized appreciation (depreciation) of common
     stock of Synovus Financial Corp. (note 4)                    18,312,105           (16,297,840)          (11,790,479)
Contributions (notes 1 and 3):
     Participants                                                  2,191,935             2,147,462             2,154,189
     Synovus Financial Corp. and participating
        subsidiaries                                               1,095,967             1,073,731             1,077,111
                                                              ------------------    ------------------    ------------------
                                                                  28,153,523            (9,093,904)             (156,862)
Withdrawals by participants - common stock
     of Synovus Financial Corp. at market value
     (381,705 shares in 2003, 167,638 shares
     in 2002, and 356,420 shares in 2001) - (note 5)              (8,639,268)           (4,023,197)           (9,715,476)
                                                              ------------------    ------------------    ------------------
                 Increase (decrease) in Plan equity
                    for the year                                  19,514,255           (13,117,101)           (9,872,338)
Plan equity at beginning of year                                  48,983,548            62,100,649            71,972,987
                                                              ------------------    ------------------    ------------------
Plan equity at end of year                                 $      68,497,803            48,983,548            62,100,649
                                                              ==================    ==================    ==================

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2003, 2002, and 2001




(1)    Description of the Plan

       The Synovus Financial Corp. Director Stock Purchase Plan (the Plan) was implemented as of January 1, 1985. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries' directors to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and participating subsidiaries (the Participating Companies).

       Synovus serves as the plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as "Agent."

       Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the board of directors of any of the Participating Companies is eligible to participate in the Plan. Participants may contribute to the Plan only through automatic transfers of contributions from their designated demand deposit accounts. Participant contributions by directors of subsidiaries may not exceed $1,000 per calendar quarter. Contributions by directors of Synovus may not exceed $5,000 per calendar quarter. Matching contributions to the Plan are to be made by the Participating Companies in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that each participant may withdraw at any time all or part of the full number of shares in his or her account balance. The participant may elect to receive the proceeds in the form of shares of common stock of Synovus or in a lump-sum cash distribution.

       The Plan provides that upon termination of participation in the Plan, each former participant will receive, at his discretion, the full number of shares of Synovus common stock held on his behalf by the Agent, together with a check for any fractional share interest, or a lump-sum cash distribution for the proceeds of the sale of all shares held by the Agent on his behalf. A participant who terminates his participation in the Plan may not reenter the Plan until the expiration of a six-month waiting period.

       Participation in the Plan shall automatically terminate upon termination of a participant's status as a board of directors member whether by death, retirement, resignation, or otherwise.

       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or the Participating Companies prior to the date of such amendment or termination.

       Synovus reserves the right to suspend Participating Company contributions to the Plan if its board of directors feels that Synovus' financial condition warrants such action.


                                        4                            (Continued)

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2003, 2002, and 2001



(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value, which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2003 and 2002 market values were $28.92 and $19.40 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       The Plan's investments include common stock of Synovus which is exposed to market and credit risks. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the Plan's financial statements.

       Contributions by participants and Participating Companies, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by the participating company. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       Management of the Plan believes that the carrying amount of receivables is a reasonable approximation of the fair value due to the short-term nature of these instruments.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                                        5                            (Continued)

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2003 and 2002
(3)  Contributions

     Contributions by Participating Companies and by participants are as follows:

                                           2003                        2002                         2001
                                        --------------------------  ---------------------------  --------------------------
                                        Participating               Participating                Participating
          Participating company          Companies    Participants   Companies     Participants   Companies    Participants
     ---------------------------------  ------------  ------------  ------------   ------------  ------------  ------------
     Synovus Financial Corp.          $  127,500       255,000       149,667        299,334       168,334       336,667
     Columbus Bank and Trust Company      80,333       160,667        83,000        166,000        88,668       177,332
     Commercial Bank and Trust
       Company of Troup County            30,501        61,003        28,667         57,334        28,667        57,333
     Commercial Bank of Thomasville       33,167        66,333        24,000         48,000        24,000        48,000
     Security Bank and Trust Company of
       Albany                             50,500       101,000        36,000         72,000        39,000        78,000
     Sumter Bank and Trust Company        25,333        50,667        24,000         48,000        21,000        42,000
     The Coastal Bank of Georgia          42,500        85,000        42,000         84,000        37,834        75,666
     First State Bank and Trust Company   31,000        62,000        29,000         58,000        26,000        52,000
     Bank of Hazlehurst                      --            --         15,000         30,000        16,000        32,000
     Cohutta Banking Company              12,610        25,219        12,722         25,444        13,334        26,666
     Bank of Coweta                       20,000        40,000        22,000         44,000        25,500        51,000
     Citizens Bank and Trust of West
       Georgia                            32,668        65,336        35,334         70,668        38,556        77,111
     First Community Bank of Tifton       22,000        44,000        22,500         45,000        21,000        41,999
     The Quincy State Bank                22,667        45,333        24,166         48,332        27,334        54,666
     Community Bank & Trust of Southeast
       Alabama                            18,334        36,667        19,500         39,000        16,500        33,000
     CB&T Bank of Middle Georgia          28,000        56,000        26,833         53,667        25,667        51,333
     First Coast Community Bank           18,000        36,000        16,608         33,217        17,834        35,666
     CB&T Bank of Russell County          12,833        25,666        11,833         23,667        12,112        24,222
     Sea Island Bank                      25,334        50,667        24,167         48,333        24,667        49,333
     Citizens First Bank                  24,000        48,000        22,000         44,000        22,834        45,666
     Athens First Bank and Trust Co.      22,000        44,000        21,500         43,000        24,000        48,000
     Vanguard Bank and Trust              22,000        44,000        22,000         44,000        18,500        37,000
     Bank of Pensacola                    40,333        80,666        40,000         80,000        22,556        45,111
     First Commercial Bank of Birmingham  36,000        72,000        27,667         55,333        24,667        49,333
     The Bank of Tuscaloosa               40,333        80,667        40,167         80,333        39,000        78,000
     Sterling Bank                        24,000        48,000        24,667         49,333        24,000        47,999
     First National Bank of Jasper        22,667        45,333        22,667         45,333        22,667        45,333
     First Commercial Bank of Huntsville  24,444        48,888        27,056         54,112        25,334        50,666
     Tallahassee State Bank               12,000        24,000        11,833         23,667        10,000        20,000
     Peachtree National Bank              26,000        52,000        27,000         54,000        25,000        50,000
     Citizens Bank of Fort Valley          7,833        15,667        12,500         25,000        10,667        21,333
     The Citizens Bank of Cochran            --            --          8,167         16,333         8,278        16,555
     Charter Bank and Trust Co.           18,333        36,667        17,000         34,000        15,667        31,333
     Citizens & Merchants State Bank      14,333        28,667        16,000         32,000        24,500        49,000
     The National Bank of South Carolina  39,667        79,333        36,166         72,333        37,667        75,333
     Bank of North Georgia                34,744        69,489        41,844         83,689        41,100        82,200
     Georgia Bank & Trust                 10,500        21,000         7,000         14,000         6,667        13,333
     Synovus Trust Company                   --            --          1,500          3,000         2,000         4,000
     The Bank of Nashville                 7,000        14,000           --             --            --            --
     United Bank of the Gulf Coast        13,500        27,000           --             --            --            --
     United Bank and Trust                16,500        33,000           --             --            --            --
     First Nation Bank                     6,500        13,000           --             --            --            --
                                        ------------  ------------  ------------   ------------  ------------  ------------
           Total contributions        $ 1,095,967     2,191,935     1,073,731      2,147,462     1,077,111     2,154,189
                                        ============  ============  ============   ============  ============  ============

                                        6                            (Continued)

                             SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2003 and 2002

(4)    Unrealized (Depreciation) Appreciation of Synovus Common Stock

       Changes in unrealized (depreciation) appreciation of Synovus common stock are as follows:

                                                        2003            2002          2001
                                                   -------------   -------------  -------------
       Unrealized appreciation at end of year      $ 44,156,841      25,844,736    42,142,576
       Unrealized appreciation at
          beginning of year                          25,844,736      42,142,576    53,933,055
                                                   -------------   -------------  -------------
                   Unrealized appreciation
                     (depreciation) for the year   $ 18,312,105     (16,297,840)  (11,790,479)
                                                   =============   =============  =============

(5)    Realized Gain on Withdrawal Distributions to Participants

       The realized gain on withdrawal distributions to participants is summarized as follows:

                                                        2003            2002          2001
                                                   -------------   -------------  -------------
       Market value at date of distribution or
         redemption of shares of Synovus
         common stock                              $  8,639,268       4,023,197     9,715,476
           Less cost (computed on an average
             cost basis) of shares of Synovus
             common stock distributed or
             redeemed                                 3,687,991       1,457,039     2,573,231
                                                   -------------   -------------  -------------
                                                   $  4,951,277       2,566,158     7,142,245
                                                   =============   =============  =============

                                        7